As filed with the Securities and Exchange Commission
                       on January 2, 1996

                                        Registration No. 33-42237


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                        TOYS "R" US, INC.
     (Exact name of registrant as specified in its charter)

           Delaware                                22-3260693
 (State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)              Identification No.)

                         461 From Road
                  Paramus, New Jersey  07652
                        (201) 262-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code,
           of Registrant's Principal Executive Offices)

                        Louis Lipschitz
                 Senior Vice President-Finance
                  and Chief Financial Officer
                       TOYS "R" US, INC.
                         461 From Road
                  Paramus, New Jersey 07652
                     (201) 262-7800
(Name, Address, Including Zip Code, and Telephone Number, Including
              Area Code, of Agent For Service)

              Copies of all communications to:
                    Andre Weiss, Esq.
                  Schulte Roth & Zabel
                    900 Third Avenue
                 New York, New York 10022

     Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement as the Registrant shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continued basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Toys "R" Us, Inc., a Delaware corporation (the "Company"), of a holding company form of organizational structure. The holding company organizational structure was implemented by the merger (the "Merger") of TRU Interim, Inc., a Delaware corporation, with and into the Company, which was the surviving corporation, in accordance with Section 251(g) of the Delaware General Corporation Law. In the Merger, which was consummated at 5:00 p.m., local time, on January 1, 1996 (the "Effective Time"), each share of capital stock of the Company issued and outstanding or held in its treasury was converted into one share of capital stock of Toys "R" Us-Headquarters, Inc., a Delaware corporation (the "Registrant"), the Registrant became the holding company for the Company's operating subsidiaries and the Company became a direct wholly-owned subsidiary of the Registrant. At the Effective Time, the name of the Registrant was changed to Toys "R" Us, Inc. and the name of the Company was changed to Toys "R" Us-Delaware, Inc.

          In accordance with Rule 414, the Registrant, as the successor issuer, hereby expressly adopts this registration statement of the Company as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

          The registration fees were paid at the time of the original filing of this registration statement.


                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on this 2nd day of January, 1996.


                              TOYS "R" US, INC.


                              By:  /s/ Louis Lipschitz
                                   Louis Lipschitz
                                   Senior Vice President - Finance and
                                   Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated, on this 2nd day of January, 1996.

Name and Signature            Title


       *                 Chairman of the Board
Charles Lazarus


       *                 Vice Chairman and Chief
Michael Goldstein        Executive Officer
                         (Principal Executive
                         Officer)

       *                 Director, President and
Robert C. Nakasone       Chief Operating Officer

Name and Signature            Title


/s/ Louis Lipschitz      Senior Vice President -
Louis Lipschitz          Finance and Chief
                         Financial Officer
                         (Principal Financial and
                         Accounting Officer)

       *                 Director
Robert A. Bernhard


       *                 Director
Milton S. Gould


       *                 Director
Shirley Strum Kenny


       *                 Director
Reuben Mark


                         Director
Norman S. Matthews


       *                 Director
Howard W. Moore


       *                 Director
Norman M. Schneider


       *                 Director
Harold M. Wit



*By: /s/ Louis Lipschitz
     Louis Lipschitz
     Senior Vice President - Finance
     and Chief Financial Officer, as
     attorney-in-fact for the persons
     named above